UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

SideChannel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices)

Registrant’s telephone number, including area code: (508) 925-0114

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SDCH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 15, 2023, SideChannel, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The record date fixed by the Board of Directors (“Board”) for stockholders entitled to notice of and to vote at the meeting was December 23, 2022. At the close of business on December 23, 2022, there were 148,724,056 shares of common stock of the Company issued and outstanding along with 100 shares of Series A Preferred stock of the Company issued and outstanding. The combined total number of shares eligible to vote was 148,724,156.

A total of 119,846,018 shares of common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on January 6, 2023, are as follows:

Proposal 1. Two (2) nominees for director were elected to serve until the 2023 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the two (2) directors was as follows:

Directors	For	Against	Abstain	Broker Non Vote
Anthony Ambrose	83,498,364	0	446,186	35,901,468
Kevin Powers	83,498,325	0	446,225	35,901,468

Proposal 2. The appointment of RBSM, LLP as the Company’s independent registered public accounting firm for its fiscal year ended September 30, 2023 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
119,423,038	394,481	28,499	0

Proposal 3. Discretionary authority was granted to our Board (i) to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of 1-for-2 to a maximum of a 1-for-100 split, with the exact ratio to be determined by our Board in its sole discretion; and (ii) effect the reverse stock split, if at all, within two years of the date the proposal was approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
115,048,564	4,374,874	422,578	2

Item 8.01 Other Events.

Appointment of Board Chairwoman

The Board unanimously elected Ms. Deborah MacConnel as its Chairwoman at is meeting on February 15, 2023.

Ms. MacConnel joined the Board on July 1, 2022 and has been involved in the computer industry for 34 years, retiring recently from International Business Machines Corporation (“IBM”) (NYSE: IBM) after 28 years. Prior to her retirement, Ms. MacConnel was instrumental in transforming information technology for IBM’s human resources function, which supported up to 450,000 employees. Ms. MacConnel’s team at IBM was also responsible for transforming the succession planning process for executive selection and promotion, along with enhancing the processes for mergers and acquisition management and talent acquisition. Ms. MacConnel has a Bachelor of Science degree in Business Administration from the University of Texas.

Appointment of Board Committee Chairs

Also at its February 15, 2023 meeting, the Board elected:

●	Hugh Regan to continue in his role as Audit Committee Chairman.
●	Kevin Powers as the Compensation Committee Chairman.
●	Anthony Ambrose to continue in his role as Nomination and Corporate Governance Committee Chairman.

Press Release

On February 21, 2023, the Company issued a press release announcing the results of the Annual Meeting and the election of Ms. MacConnel as the Chairwoman of the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Investor Day Video Conference Replay

A replay of SideChannel’s Investor Day is available at https://investors.sidechannel.com/events-presentations. The information in this Form 8-K is a summary only and is subject to and qualified by the entire Investor Day as streamed.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2023

SIDECHANNEL, INC.

By:	/s/ Ryan Polk
Ryan Polk
Chief Financial Officer